THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS ADDENDUM is entered into as of the 1st day of April, 1996, by and between CATALINA LIGHTING, INC., a Florida Corporation, (the "Company"), and Janet P. Ailstock (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Employee have entered into an Employment Agreement dated April 1, 1992 (the "Employment Agreement");

         WHEREAS, the Company and the Employee desire to amend the Employment Agreement as set forth in this Addendum;

         NOW, THEREFORE, the parties agree as follows:

         1. Article 2 of the Agreement is deleted in its entirety and shall be replaced by the following Article 2:

                                    ARTICLE 2

                                   EMPLOYMENT

         Subject to the provision of Article 5 below, the term of this Agreement shall be for the period commencing on April 1, 1992, and terminating on March 31, 1998 (the "Term").

         2. Section 3.1(a) of the Agreement is deleted in its entirety and shall be replaced by the following Section 3.1(a).

         3.1      SALARY.

                  (a) In payment for the obligations to be performed by the Employee during the Term, the Company shall pay to the Employee (subject to any applicable payroll and/or other taxes required to be withheld) annual compensation equal to (i) a salary of One Hundred Thousand Dollars ($100,000) in cash for the year commencing April 1, 1992 and (ii) for each succeeding year during the Term, a salary equal to that of the previous year increased by the greater of (A) 5% or (B) the percentage increase calculated pursuant to Section 3.1(b); and (iii) on April 1 of 1996 and 1997 the issuance of Five Thousand (5,000) shares of the Company's common stock, par value $.01 per share ("Common Stock"), provided however that the Company shall have the option of prepayment of such shares of Common Stock after December 31, 1996.


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         3.       Section 3.2 of the Agreement shall be deleted in its entirety and replaced by the following Section 3.2.

         3.2      PAYMENT OF SALARY.

                  Payments of salary (not including the issuance of Common Stock) shall be made to the Employee in installments from time to time on the same dates that payments of salary are generally made to all senior management employees of the Company.

         4. Except as modified by this Third Amendment, the Employment Agreement shall remain unaffected by this Amendment and shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the Company and the Employee have executed and delivered this Amendment as of the date first above written.

                                       CATALINA LIGHTING, INC.

                                       By: /s/ ROBERT HERSH
                                           ------------------------------
                                           Robert Hersh, President and
                                           Chief Executive Officer


                                           /s/ JANET P. AILSTOCK
                                           -------------------------------
                                           Janet P. Ailstock